As filed with the Securities and Exchange Commission on August 18, 2015

Registration No. 333-_____

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PHARMERICA CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	87-0792558
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

1901 Campus Place
Louisville, Kentucky  40299
(Address, including zip code, of Registrant’s Principal Executive Offices)

PHARMERICA CORPORATION
2015 OMNIBUS INCENTIVE PLAN
(Full title of plan)

Thomas Caneris, Esq.
Senior Vice President, General Counsel and Secretary
1901 Campus Place
Louisville, Kentucky  40299

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one)

☑	Large accelerated filer
☐	Accelerated filer
☐	Non-accelerated file (Do not check if a smaller reporting company)
☐	Smaller reporting company

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be registered(1)	Proposed maximum aggregate offering price per share (2)	Proposed maximum aggregate offering price(2)	Amount of Registration Fee(2)
Common Stock, $0.01 par value per share	3,276,451 shares	$33.54	$109,892,166.54	$12,769.47

(1)	Amount to be registered consists of 3,276,451 shares of common stock, $0.01 par value per share, of PharMerica Corporation which may be issued or sold pursuant to the PharMerica Corporation 2015 Omnibus Incentive Plan (the “Plan”). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of shares of common stock that may be offered or sold as a result of any adjustments by reason of any stock dividend, stock split, recapitalization or other similar transaction that increases the number of shares of the registrant’s outstanding common stock.

(2)	Estimated in accordance with paragraphs (c) and (h) of Rule 457 under the Securities Act, solely for purposes of calculating the registration fee. The fee with respect to the shares registered herein is based on the average of the high and low sale prices of a share as reported on the New York Stock Exchange on August 13, 2015.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents previously filed by PharMerica Corporation, a Delaware corporation (“PharMerica”), with the Securities and Exchange Commission (“SEC”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

1.    PharMerica’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

2.    PharMerica’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2015 and June 30, 2015.

3.    PharMerica’s Current Reports on Form 8-K filed with the SEC on March 25, 2015, March 27, 2015, May 20, 2015 and June 23, 2015.

4.    The description of PharMerica’s common stock contained in PharMerica’s Registration Statement on Form 8-A (File No. 001-33380) filed with the SEC on July 13, 2007 pursuant to Section 12(b) of the Exchange Act, as amended by Amendment No. 1 on Form 8-A filed with the SEC on April 2, 2012, and including any amendment or report filed thereafter for the purpose of updating such description.

All documents subsequently filed by the PharMerica pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment indicating that all of the securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing such documents.  Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any subsequently filed document which is also incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.	DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under Section 145 of the Delaware General Corporation Law (hereinafter referred to as “DGCL”), a corporation may indemnify a director, officer, employee, or agent of the corporation (or other entity if such person is serving in such capacity at the corporation’s request) against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. In the case of an action brought by or in the right of a corporation, the corporation may indemnify a director, officer, employee, or agent of the corporation (or other entity if such person is serving in such capacity at the corporation’s request) against expenses (including attorneys’ fees) actually and reasonably incurred by the person if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the corporation unless a court determines that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses as the court shall deem proper. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the corporation.

Consistent with Section 145 of the DGCL, PharMerica’s bylaws provide that PharMerica will indemnify its directors and officers or any of its directors or officers serving at PharMerica’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such indemnitee, to the fullest extent permitted by Delaware law.

In accordance with Section 102(b)(7) of the DGCL, PharMerica’s certificate of incorporation provides that directors shall not be personally liable to PharMerica or its stockholders for monetary damages for breaches of their fiduciary duty as directors except for (1) breaches of their duty of loyalty to PharMerica or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL (unlawful payment of dividends), or (4) transactions from which the director derives an improper personal benefit.

PharMerica’s bylaws provide that it may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of PharMerica, or who is or was serving at PharMerica’s request as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against any liability arising out of the person’s status as such, whether or not the corporation would have the power to indemnify such persons against liability. PharMerica intends to carry standard directors’ and officers’ liability coverage for its directors and officers and the directors and officers of its subsidiaries. Subject to certain limitations and exclusions, the policies will reimburse PharMerica for liabilities indemnified under PharMerica’s bylaws and indemnify the directors and officers against additional liabilities not indemnified under PharMerica’s bylaws.

PharMerica’s board of directors has approved a form of indemnification agreement for its directors and executive officers.  Each of PharMerica’s current directors and executive officers has entered into, and PharMerica expects that its future directors and executive officers will enter into, indemnification agreements substantially in that form to give PharMerica’s directors and executive officers additional contractual assurances regarding the scope of the indemnification set forth in PharMerica’s certificate of incorporation and bylaws to provide additional procedural protections.

ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED

Not Applicable.

ITEM 8.	EXHIBITS

See Exhibit Index following signature page.

ITEM 9.	UNDERTAKINGS

(a)  The undersigned registrant hereby undertakes:

(1)   to file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

(i)  to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)  to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offered range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)  to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement.

(2)   that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)   to remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

(b)  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in the first paragraph of Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant.  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Louisville, and Commonwealth of Kentucky, on the 18th day of August, 2015.

PHARMERICA CORPORATION

By	/s/ Thomas Caneris
Thomas Caneris
Senior Vice President, General Counsel and Secretary

POWER OF ATTORNEY

We, the undersigned officers and directors of PharMerica Corporation, hereby severally constitute and appoint Thomas Caneris our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, and in any and all capacities, to sign for us and in our names in the capacities indicated below on any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Gregory S. Weishar	Chief Executive Officer (Principal Executive	August 18, 2015
Gregory S. Weishar	Officer); Director

/s/ David W. Froesel, Jr.	Executive Vice President, Chief Financial Officer and	August 18, 2015
David W. Froesel, Jr.	Treasurer (Principal Financial Officer)

/s/ Berard E. Tomassetti.	Senior Vice President and Chief Accounting Officer	August 18, 2015
Berard E. Tomassetti	(Principal Accounting Officer)

/s/ Geoffrey G. Meyers	Director; Chairman	August 18, 2015
Geoffrey G. Meyers

/s/ Frank E. Collins	Director	August 18, 2015
Frank E. Collins

/s/ W. Robert Dahl, Jr.	Director	August 18, 2015
W. Robert Dahl, Jr.

/s/ Marjorie W. Dorr	Director	August 18, 2015
Marjorie W. Dorr

/s/ Thomas P. Gerrity	Director	August 18, 2015
Thomas P. Gerrity

/s/ Patrick G. LePore	Director	August 18, 2015
Patrick G. LePore

/s/ Thomas P. Mac Mahon	Director	August 18, 2015
Thomas P. Mac Mahon

/s/ Robert A. Oakley	Director	August 18, 2015
Robert A. Oakley

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INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

(4)	INSTRUMENTS DEFINING THE RIGHTS OF SECURITY HOLDERS, INCLUDING INDENTURES

4.1
Certificate of Incorporation of PharMerica Corporation, as amended [Incorporated herein by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q filed by PharMerica Corporation with the SEC on August 31, 2007].

4.2
Amended and Restated Bylaws of PharMerica Corporation [Incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K filed by PharMerica Corporation with the SEC on March 17, 2014].

4.3	PharMerica Corporation Omnibus Incentive Plan [Incorporated herein by reference to Annex A to the PharMerica Corporation Proxy Statement on Schedule 14A filed with the SEC on April 30, 2015].

(5)	OPINION REGARDING LEGALITY

5.1	Opinion of Thompson Hine LLP with respect to the legality of the securities being registered*

(23)	CONSENT OF EXPERTS AND COUNSEL

23.1	Consent of KPMG LLP*

23.2	Consent of Thompson Hine LLP (contained in their opinion, which is filed as Exhibit 5.1)*

(24)	POWERS OF ATTORNEY

24.1	Power of Attorney (contained on the signature page to this registration statement)
______________
*Filed herewith.

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